UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2013 (September 20, 2013)

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square, Suite 455, Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2013, we entered into a Return of Asset Agreement with ROTA INVERSIONES S.DE R.L. (“ROTA”) to return one hundred percent (100%) of the Chiligatoro Hydro-Electric Project back to the originating company, ROTA, in exchange for an earned Net Revenue Interest (hereinafter the “NRI”) in and to the Chiligatoro Hydro Project equal to Buyer’s investment and expenses in the amount of Two Hundred and Fifty Thousand Dollars and Zero Cents (US$250,000.00) (“Buyer’s Investment”) AND return any and all shares of the Buyer’s $.001 par value common stock of Buyer (“Buyer’s Shares”) as distributed to the Seller(s) as referenced in the Asset Purchase Agreement, dated May 27, 2010 (the “Purchase Price”).

The summary of the Agreement is as follows (the entire Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission):

Return of Assets.

Agreement to Transfer and Return.  Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as such term is hereinafter defined), Buyer shall return to Seller, and Seller shall  acquire from Buyer, One Hundred percent (100%) of all of the Buyer’s rights, title and interest in and to a certain Hydro-Electric Project located in Honduras known as the “Chiligatoro Hydro Project” more specifically defined in Schedule 2.0 attached to the Asset Purchase Agreement, dated May 27, 2010, and incorporated therein by reference, (hereinafter sometimes referred to as the “Project”) for the consideration and upon the terms and subject to the conditions set forth in the Asset Purchase Agreement.

Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of the Buyer contained herein, and in exchange for One Hundred percent (100%) of all of the Buyer’s rights, title and interest in and to the Project, Seller agrees to deliver to Buyer an earned Net Revenue Interest (hereinafter the “NRI”) in and to the Chiligatoro Hydro Project equal to Buyer’s investment and expenses in the amount of Two Hundred and Fifty Thousand Dollars and Zero Cents (US$250,000.00) (“Buyer’s Investment”) AND return any and all shares of the Buyer’s $.001 par value common stock of Buyer (“Buyer’s Shares”) as distributed to the Seller(s) as referenced in the Asset Purchase Agreement, dated May 27, 2010 (the “Purchase Price”).

Payment of Purchase Price. The Purchase Price shall be payable as follows:

(a)
Seller shall return any and all shares of the Buyer’s $.001 par value common stock of Buyer (“Buyer’s Shares”) as distributed to the Seller(s) as referenced in the Asset Purchase Agreement, dated May 27, 2010 to Buyer or Buyers assign’s within 30 days of the transfer of title as defined in Section 1.4 herein.

(b)
Buyer shall return or cause to be transferred back to Seller One Hundred percent (100%) of all of the Buyer’s rights, title and interest in and to the Project within 30 days of the Closing as defined in Section 1.4 herein.

(c)
As additional consideration for this Agreement, Seller shall cause Buyer to receive an earned NRI in and to the Chiligatoro Hydro Project equal to Buyer’s investment and expenses in the amount of Two Hundred and Fifty Thousand Dollars and Zero Cents (US$250,000.00). The earned NRI, due to the Buyer by the Seller, is to be calculated according to the following:

“Buyer’s Investment” divided by “Project Equity Required for Construction” equals “Buyer’s earned NRI.”

“Project Equity Required for Construction” is currently estimated at thirty-five percent (35%) of Thirteen Million Dollars (US$13,000,000), the Project Construction Cost, or Four Million and Five Hundred Thousand Dollars (US$4,500,000).

For the purposes of this Agreement, based on currently available projections and forecasts, the Buyer’s earned NRI is currently calculated to be Five and Five-Tenths Percent (5.5%). The final earned NRI will be calculated, finalized and approved upon completion of construction of the Project.

Closing.  The closing of the transaction contemplated herein (the "Closing") will be at the office of Buyer on or before September 20, 2013, or at such other place or at such other date and time as Seller and Buyer may mutually agree.  Such date and time of Closing is herein referred to as the "Closing Date."

The foregoing description of the Return of Asset Agreement is qualified in its entirety by reference to the full text of the Return of Asset Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

All terms and descriptions in the above summary have the meaning set forth in the Return of Asset Agreement, dated September 20, 2013, and are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On September 20, 2013, the Company updated its websites and Facebook pages for Level 5 Beverage Company, Inc. to include the store locations where LEVEL 5TM products are available for purchase in Southern California. The store locations posted were “as of” September 17, 2013.

The websites are:

http://www.level5energy.com
http://www.drinkcoffeeboost.com

The Facebook pages are:

http://www.facebook.com/Level5Beverage
http://www.facebook.com/CoffeeBoost
https://www.facebook.com/MinercoResources

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

10.1	Return of Asset Agreement, Chiligatoro Project, dated September 20, 2013				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Dated: September 23, 2013	By:	/s/ John Powers
John Powers